                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             (Amendment No.       )


                              Double E Corporation
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


          Nevada                          3441                   75-30199495
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


           3535 N.W. 58th Street -- Ste. 770, Oklahoma City, OK 73112
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


George Cole, 3535 N.W. 58th Street --
Ste. 770, Oklahoma City, OK 73122                        (405) 943-8008
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)


Approximate date of proposed sale to public ____________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS       DOLLAR                  PROPOSED              PROPOSED
OF SECURITIES TO BE    AMOUNT TO BE          MAXIMUM OFFERING      MAXIMUM AGGREGATE      AMOUNT OF
     REGISTERED         REGISTERED           PRICE PER UNIT         OFFERING PRICE     REGISTRATION FEE
-------------------    ------------          ------------------    -----------------   ----------------
Double E Corporation   10,101,000 shares             $0.01               $101,010            $9.29

RISK FACTORS

The company's business is subject to numerous risk factors. You should carefully consider the following risk factors, before investing in the shares.

WE MAY HAVE CONFLICTS OF INTEREST BECAUSE OF OUR INVOLVEMENT IN OTHER COMPANIES.

The management of our company has participated in or is currently participating in the formation of other companies. These companies may be in direct competition with us. Many states including Nevada, our state of incorporation, have enacted laws to address conflicts of interest and breaches of fiduciary duties by management. A shareholder could encounter high expenses trying to obtain legal recourse under state law. These expenses could make any interest in our company unprofitable.

If we enter into an agreement to merge with or acquire another company our directors and officers may remain with the surviving company. Or, the merger or acquisition agreement may call for payments to our officers and directors for services. Because our Articles of Incorporation indemnify our officers and directors from certain liabilities, including those arising under the securities laws, our company assets could be used or attached to satisfy those liabilities. This could have a very negative effect on the value of our shares.

OUR COMPANY ENGAGES IN A SPECULATIVE BUSINESS.

If our business plan is to be successful we will have to rely on the financial condition and management of a company that we have not yet acquired.

NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our stock and one may never develop. Also, we could be classified as a penny stock under the Securities Exchange Act of 1934. A penny stock is a stock that sells for less than $5.00 and is not quoted on NASDAQ or on any exchange. As a result, a stockholder desiring to sell his shares may be unable to find a price for the shares or a buyer. This could lead to the loss of the shareholders entire investment.

HIGHLY COMPETITIVE BUSINESS

Our company will compete with companies that are larger, more experienced and have greater financial resources, technical expertise and management capability than we do. As a result, we may not be competitive in the market place and our business plan could fail. We will also compete with other small public companies seeking a merger or acquisition candidate, which may be more successful than us. No one can be assured that we will be able to negotiate a business combination favorable to us.

REPORTING REQUIREMENTS

Under the requirements of the Securities Exchange Act of 1934, we will be required to provide information about acquisitions. This will include audited financial statements of the company to be acquired, which must be furnished within 75 days following the effective date of business combination. Any additional time and expense for some potential target companies to prepare audited financial statements may significantly delay or stop the merger or acquisition from being completed.

In cases where audited financials are unavailable, we will have to rely upon unaudited information that has not been verified by outside auditors. The risk increases the prospect that a business combination with this business entity might prove to be unfavorable.

WE WILL LIKELY HAVE A CHANGE IN CONTROL AND MANAGEMENT FOLLOWING A BUSINESS COMBINATION. IF THIS HAPPENS CURRENT MANAGEMENT WILL NOT BE INVOLVED IN THE MANAGEMENT OF YOUR INVESTMENT.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of the target company obtaining a controlling interest in our company. As a condition of the business combination agreement, we may agree to sell or transfer all or a portion of its common stock to provide the target company with all or a majority control Double E. The resulting change in control will occur without your vote and will likely result in the removal of our current management and a corresponding reduction in or elimination of its participation in the future affairs of the company. This might or might not affect the value of your investment.

STATE REGULATIONS MIGHT AFFECT THE TRANSFERABILITY OF DOUBLE E SHARES.

We have not registered our shares for resale under the securities or "blue sky" laws of any state and have no plans to do so. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the securities.

SEC and "blue sky" laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies, or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

        Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

        Not eligible for the transactional exemption from registration for non-issuer transactions by a registered broker-dealer;

        Not eligible for registration under the simplified small corporation offering registration (SCOR) from available in many states;

        Not eligible for the "solicitations of interest' exception to securities registration requirements available in many states;

        Required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or

        Not permitted to be registered or exempted from registration, and thus not be permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies, or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on offerings by blank check companies (or companies meeting such a definition, i.e., having no current business operations and no specific business plan or purpose) have been adopted in:

        Alaska               Nebraska              South Carolina
        Arkansas             Maryland              South Dakota
        California           New Mexico            Tennessee
        Delaware             Ohio                  Texas
        Florida              Oklahoma              Utah
        Georgia              Oregon                Vermont
        Idaho                Pennsylvania          Washington
        Indiana              Rhode Island


We have no plans to register our shares in any state and do not anticipate doing so until after the consummation of a merger or acquisition. Double E has not taken, and does not contemplate taking, any steps to ensure compliance with state securities laws.

A BUSINESS COMBINATION MAY RESULT IN UNFAVORABLE TAX TREATMENT, WHICH COULD INCREASE OUR BUSINESS COST AND DECREASE ANY RETURN TO INVESTORS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination. Such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences. However, there can be no assurance that a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes and may have an adverse effect on both parties to the transaction and their shareholders.

                           FORWARD LOOKING INFORMATION

Some of the statements contained in the prospectus summary and throughout this prospectus, such as statements regarding our growth strategy, are forward looking statements as defined in the Securities Act of 1933. Since these forward looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, but are not limited to, those in "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and "Business", as well as those discussed throughout this prospectus.


                                 USE OF PROCEEDS

The principal purpose of this registration statement is to acquire, through re-organization all of the issued and outstanding shares of Double E International Inc. Upon the effectiveness of this registration statement all of the issued and outstanding shares of Double E Corporation will be registered for re-sale under the act. There will be no cash proceeds at the time of re-organization. While we will bear the expenses of the registration of our shares we will not receive any proceeds from any re-sale of shares that might occur in the future.

                               MARKET INFORMATION

Our common stock is not listed or quoted at the present time, and there is no present public market for our common stock. There can be no assurance that a public market will ever develop.

DIVIDEND POLICY

We have never declared or paid cash dividends on its capital stock. We presently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future.

HOLDERS

As of the date of this prospectus, there is (one) 1 shareholder of record.

                              SELLING SHAREHOLDERS

The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom Double E is registering shares. The shares listed in the table were issued to Great Midwest Corporation for cash at $0.001 (par value) per share. There are no known relationships between any of the shareholders, or Double E's management, except that George Cole, a major shareholder in Great Midwest Corporation serves as an advisor to the Company.


                      Date of         Method of       Shares owned      Maximum No.
Name of               Original        Original          Prior to      of Shares to be
Security Holder        Issue          Issuance          Offering           Sold
---------------       --------      -----------       ------------    ---------------
Great Midwest(1)      12/23/01      Purchase(2)       100,000(3)      100,000(3)

    (1)    Great Midwest is the sole shareholder of Double E

    (2) These shares were issued in reliance on Section 4(2) of the Securities Act. In consideration of Great Midwest's contribution $1,000 toward the organizational expenses of Double E, Double E issued Great Midwest 100% of Double E's outstanding common stock.

    (3)    Restricted shares

All of the shares offered by this prospectus may be offered for resale, from time to time, by the Selling Shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND PLAN OF OPERATIONS

We ask that you read the following discussion in conjunction with Double E's Financial Statements, including the accompanying notes thereto, which appear elsewhere in this prospectus.

COMPANY OVERVIEW

Our company was organized on October 28, 1992 and has no operations to date. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. We cannot assure you that we will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a trading market.

PLAN OF OPERATIONS -- GENERAL

We plan to acquire all of the issued and outstanding shares, and therefore the business of, Double E International, Inc. in exchange for the stock registered by this registration statement. At this time we have no plan or proposal, agreement, arrangement or understanding to acquire or merge with any other company.

Double E International, Inc is in the manufactured housing and classroom business. It was incorporated in 1982 and manufactures the automated equipment used in robot production lines to manufacture structural insulated panels ("SIP"). The machine line and the licensing the intellectual assets are made available to individuals, partnerships and corporations.

The company we are acquiring, Double E International, Inc, has completed research and development, built machines and developed designs and processes to build manufactured housing and classroom facilities. It is a manufacturer of automated equipment used in a robot line to manufacture structural insulated panels for building houses, classrooms and other structures. A financial format has been developed which will allow licensing to individuals, partnership corporations and governments agencies and subdivisions.

        After the acquisition we intend to earn income from three sources:

              A.     Manufacturing Automated Equipment

              B.     Licensing

              C.     Joint Venture manufactured housing & classroom operations


       We feel that the designs of the homes are unique and depart from conventional methods of construction, comply with standard building codes. The structural integrity of the wall and roof components is as great or greater than a conventional home. A roof fastening system securely fastens the roof to the walls. The walls become a part of the foundation and are anchored to the footings deep within the ground. A monolithic footing ties the entire home together in a compact cell configuration. This design makes a home highly resistant to 180 mph hurricane and tornado wind forces, and earthquakes 7.3 Richter scale force readings. The use of composite materials renders the homes and classrooms free of a fire hazard. We made study and an analysis of recent severe storms evaluating the damage that was incurred. Comparing the structure failures of damaged homes, the Company is confident that failure of a Double E structure is not likely to occur.

Certification in the State of California has been completed. The filing of this format and filing of an addendum to address local conditions, is necessary to establish certification in other states. When certification is in place, a manufacturing operation is qualified to produce homes, classrooms and buildings for HUD, VA, FHA, FEMA, and all government funded and guaranteed programs. Plants operated in foreign countries and applying for World Bank, IMF, or other fund programs, qualify for these funds under this format.

                               INTELLECTUAL ASSETS

       Our intellectual assets will consist of the following:

       (a) Complete engineering and designs of a robot line for manufactured housing & classroom machines,

       (b)    Test results of the machines

       (c)    The engineering programs for operating the robots,

       (d) The process for operations, which complies with all government regulations and codes.

       (e) Operational Manuals that meet all state, federal and world organization requirements,

       (f)    Licensing format,

       (g)    Designs for classrooms for the mandated school program.

       (h) Designs for housing and classrooms for military bases. Building, home, and classroom designs in compliance with all codes, FHA, VA,
              HUD), FEMA and World institutions possessing the following qualities:

              (1)    Earthquake proof with 7.3 Richter scale standard

              (2)    Hurricane proof up to 250 mph wind forces,

              (3)    Tornado proof up to 250 mph forces,

              (4)    Typhoon proof up to 300 mph wind forces,

              (5) R-factor of 26 in the four-inch walls, and R-factor of 38 in six inch ceilings,

              (6) Design and structural approval by Dade county building codes up to ten stories.

          Product Line

                Operating in a very highly regulated industry we will produce the following products and offers these services and products:

                 (I) A semi-automated "Robotic Line" to produce manufactured homes and classrooms.

                 (3) (2) A "Licensing Format" providing basic criteria for

PURPOSE

        We hope to emerge as a leader in technology associated with robot lines for the productions of manufactured housing and classrooms. The process and the machines are designed to produce quality homes and classrooms. The Company will continue to enhance the products and its sole purpose is to provide the best in the industry.

THE INDUSTRY

We will manufacture a robot line to compete in industrialized manufactured housing and classroom industry. It is concentrating on the classroom market created by the mandate of the Federal and State to reduce classroom students to 20 students from 40 students for grades kindergarten through 4th, and reduce classroom students to 34 from 45 students for 4th grade through 8th grade. The present production from the dozen or so Certified California Manufactured Classroom Plants is at capacity, about 3000 units annually. The demand and need at the present time is an estimated 8,000 units annually. Presently, delivery time of new units for classrooms is running at about fourteen months.


COST EFFECTIVE PROCESS

Our process relies on the cost effective repetitive operation of the machines, the mass production capabilities, the elimination of a large labor force, the use of micro-processor applications, exacting jig qualities, and automation which provides for a cost effective method for producing housing and classrooms.

DOMESTIC & FOREIGN MARKET

The markets for our finished product consist of Low Income Housing, Industrial end Commercial Buildings, Disaster building needs (FEMA), Portable Classrooms, Oil Field housing and storage, Military, and Refrigerated buildings.

       Foam Core Building Sections. Our equipment produces foam core laminated building components that are completely finished including wiring, plumbing, windows and doors, exterior siding, textured and taped interior walls and ready to be erected at the building site.

       Wet Cells. Wet cells are complete units that consist of the bathrooms and kitchens, with service panels, cabinets, sinks, water closets, water heaters, tub & showers, air conditioning and heating units.

       Tilt-up System. A tilt-up housing system was developed for a large housing project in the Pacific Rim to withstand the typhoon wind force conditions. Homes designed and constructed using this system will withstand 200 mph wind forces of hurricane and tornadoes, 7.2 Richter scale earthquakes seismic zones ratings, and will not burn. This method of setting walls and the proprietary connecting system developed by the Company creates short cuts of substantial proportions.

       Pre-cast Concrete Foundations and Stem Walls. Pre-cast forming machines have been developed for setting of foundations required for portable school classroom buildings and homes. Foundations are hauled to the job site, craned and set on piers and footings poured in place.

          Our automated manufactured housing and classroom line is the first of kind. The concept was conceived and started in the late 1970's. In 1982 a research and development project was commenced. Prototypes have been manufactured and the machines have been tested and operated.

            The line consists of the following automated robotic machines:

            1.    Automated Welding Machine

            2.    Automated Foaming Machine

            3.    Automated Shuttle Loading Machine

            4.    SupRpst Fastening Machine

            5.    Panel Rotator machine

            6.    Automated Gear Drive Power System

            The assembly line is semi-automatic due to inspection requirements. The inspection procedure requires certain workstations to physically handle pieces and parts in the assembly process. The inspection procedures are easing and some of these antiquated requirements are being retired.

                                    LICENSING

                 We have established a format for licensing of the rights and intellectual properties to individuals, corporations and partnerships. In order to produce HUD homes, all products have to be produced in a plant where certification practices are carried out. Certification is conducted under the auspices of manufactured housing of the state department of housing where homes are to be placed. An Operations Manual must be written and submitted for approval. The Manual must contain the following: plant and job description, floor layout of the machines, flow patterns, safety practices, storage of both raw and finished products, work station procedure, inspection reports, inspection workstations, detailed description of house building, and other operating procedures. An inspection firm is appointed by the Governor and validated by the Legislature to carry out the inspection process. The housing designs must be submitted to the department of housing for approval prior to being manufactured. After complying with all the requirements, the products can be certified during the life of the contract. The automated machines and the use of the process are made available only through a license, which includes the following characteristics.

       1. The licensee is in receipt of the capability of producing certified products.

       2. The license covers an exclusive territorial right for the process.

       3.      Uniform advertising is made available at reduced costs.

       4.      Availability of computer software

              Accounting & reporting

              Modem & communications

              Floor operations monitoring

              Uniform Bar Code software

       5.      Training Program

       6.      Quality Control Program

              Operations Manual

              Inspections

              Checklist

       7.      National Account Benefits

       8.      Sales, Promotional, Advertising & Internet Benefits

       9.      CAD Design Center

       10.     Code Compliances

       11.     Federal & State Filing Benefits

       12.     Inherits Intrinsic Value appreciation

               Benefits from all R & D improvements

SOURCES OF OPPORTUNITIES

We do not intend to actively seek out investors. Rather, we are seeking to merge with or acquire assets or shares of a company that is already actively engaged in a business in exchange for our common stock.

LIQUIDITY AND CAPITAL RESOURCES

We have no significant assets, no liquidity and no capital resources.

                                    BUSINESS

THE COMPANY

Since its formation on October 4, 2001, we have not engaged in any operations other than organizational matters.

PROPERTIES

We have a working agreement with its only shareholder for use of office space, telephones and secretarial services supplied free of charge. We own no property.

COMPETITION

We are an insignificant participant that competes among firms, which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience. In view of our limited financial resources and management availability, we continue to be at a significant competitive disadvantage.

REGULATION AND TAXATION

We intend to structure a merger or acquisition in such a manner as to minimize federal and state tax consequences to Double E and to any target company.

PATENTS

We have no patents and no Internet domain names.

EMPLOYEES

We have no full-time or part-time employees. Management has agreed to allocate a nominal portion of its time to the activities of our company without compensation.

LEGAL PROCEEDINGS

We are not subject to any pending litigation, legal proceedings or claims.

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of our Board of Directors will serve until the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

Currently, there is one executive officer and director of the company.

Name                         Age                   Position
George Cole                  35                    Chairman & CEO

We do not anticipate paying any employees. We have no understandings or agreements, preliminary or otherwise, in regard to executive compensation. Its management does not receive any compensation for duties. Management has not received any compensation for its services rendered and is not accruing compensation. As of the date of this prospectus, we have no funds available to pay officers and directors.

We have not adopted a retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of any employees.

EMPLOYMENT AGREEMENTS

We have no employment agreements with any persons.

PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding beneficial ownership of our Common Stock as of 12/23/01 by (i) each person known by Double E to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director and executive officer of the company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

NAME AND ADDRESS                                    # OF
OF BENEFICIAL OWNERS         NATURE OF              SHARES
DIRECTORS                    OWNERSHIP              OWNED              PERCENT
--------------------------------------------------------------------------------
Great Midwest                Common Stock           100,000              100%

                              CERTAIN TRANSACTIONS



                            DESCRIPTION OF SECURITIES

Each shareholder of common stock, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on. The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Double E present in person or represented by proxy is required. Our By-Laws do not provide for cumulative voting or preemptive rights.

There are no outstanding options or warrants of any kind for Double E's common stock.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada Business Associations Act, a company's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included in Article of Incorporation, it cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

Our By-Laws provide that Double E shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at Double E's request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) of officer(s).



                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common Stock is Security Transfer Corp., 16190 Dallas Parkway #100, Dallas, Texas 75248.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon the effectiveness of this registration statement, we will have no shares of common stock outstanding and registered for resale by the Selling Shareholders in accordance with the Securities Act of 1933.

Prior to this offering, no public trading market has existed for our shares of common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

                              PLAN OF DISTRIBUTION

To our knowledge, no Shareholder has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the Selling Shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transactions at market prices prevailing at the time of the sale.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be underwriters. Any discounts, commissions or concessions received by any broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

We have not registered our shares for resale under the securities of "blue Sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of our common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify our common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of blank check issuers.


We have no current plan to register our shares for offer and sale within any state. We do not anticipate that a secondary trading market for the shares will develop in any state until after the consummation of a merger or acquisition, if at all. However, investors should be aware that state law limitations might affect the transferability or the ability to resell the shares. We have not taken, and do not contemplate taking, any steps to ensure compliance with state securities laws.

We do not have lock-up agreements with our shareholders affirming that they will not sell their respective shares until such time as we have successfully consummated a merger or acquisition and we are no longer classified as a blank check company.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Double E by Richard E. Daniels, Daniels McGowan and Associates, Two Penn Center, Ste. 200, Philadelphia, PA 19102 and 1201 Allen Market Lane, Ste. 200, St. Louis, MO 63104.

                                     EXPERTS

The Financial Statements and schedules of Double E have been audited by Hunter, Atkins & Russell, PLC, independent public accounts for Double E, as set forth in its report herein, and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have not filed with the Securities and Exchange Commission ("SEC") a registration statement under Securities Act of 1933, as amended, with respect to the shares. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada Business Associations Act, a company's Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for damages for breach of fiduciary duty. If this type of limiting provision is included articles of Incorporation, it cannot eliminate or limit the liability of a director or officer for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of an unlawful distribution to shareholders.

Our By-laws provide that we shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at our request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) of officer(s).

                  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

We estimate that expenses in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee                                             $    100
Printing and engraving expenses                                  $  2,000*
Accounting fees and expenses                                     $  3,000*
Legal fees and expenses (other than Blue Sky)                    $ 15,000*
Blue Sky fees and expenses (including legal and filing fees)     $  1,000*
Miscellaneous                                                    $  1,000*
                                                                 ---------
               Total                                             $ 22,100*

    *Estimated Amounts

All expenses of the registration of the shares will be borne by the company.


                     RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by the company within the past three years and were not registered under the Securities Act: One hundred thousand shares (100,000) of our common stock were issued to Great Midwest Corporation in consideration for $1000 or organizational expenses paid by that company.


                                  UNDERTAKINGS

The undersigned Company hereby undertakes to:

        (1) File, during any period in which it offers or sells securities, a post effective amendment of this Registration Statement to:

               (i) Include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

               (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling person of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or a controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 10-SB and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Oklahoma City, State of Oklahoma, on May 15, 2002.


Double E Corporation


By: /s/  George Cole

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants...........................F-1
Balance Sheet as of December 31, 2001........................................F-2
Statement of Operations
        For October 4, 2001 (inception) and ending December 31, 2001.........F-3
Statement of Changes in Stockholders' Equity
        For October 4, 2001 (inception) and ending December 31, 2001.........F-4
Statement of Cash Flows
        For October 4, 2001 (inception) and ending December 31, 2001.........F-5
Notes to Financial Statements................................................F-6

                          HUNTER, ATKINS & RUSSELL, PLC
                          Certified Public Accountants

                          Independent Auditors' Report

To the Board of Directors
Double E Corporation
Oklahoma City, Oklahoma

We have audited the accompanying balance sheet of Double E Corporation (a development stage company) as of December 31, 2001, and the related statements of income, cash flows and changes in stockholders' equity from inception, October 4, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Double E Corporation as of December 31, 2001, and the results of its operations and its cash flows from inception, October 4, 2001, to December 31, 2001 in conformity with generally accepted accounting principles.



/s/ HUNTER, ATKINS & RUSSELL, PLC

January 17, 2002


         5805 North Grand Blvd., Suite D, Oklahoma City, Oklahoma 73118
                    Telephone: 405 843-3964 Fax: 405 843-9975

                              DOUBLE E CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                           $      0
                                                                       --------
          Total current assets                                                0
                                                                       --------

                                                                       $      0
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                     $      0
                                                                       --------
          Total current liabilities                                           0

STOCKHOLDERS' EQUITY
  Common stock - par value $0.001;
    25,000,000 shares authorized;
    100,000 shares issued and outstanding                                   100
  Additional paid-in capital                                                900
  Deficit accumulated during development stage                           (1,000)
                                                                       --------
      Total Stockholders' Equity                                              0
                                                                       --------
      Total Liabilities and Stockholders' Equity                       $      0
                                                                       ========


           See accountants' report and notes to financial statements.

                              DOUBLE E CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
              FROM INCEPTION, OCTOBER 4, 2001 TO December 31, 2001


OPERATING COSTS AND EXPENSES
 Consulting fees                                                       $ 1,000
                                                                       -------
    Operating loss                                                      (1,000)

OTHER INCOME
 Interest                                                                     0
                                                                       -------
    Loss before income taxes                                            (1,000)
Provision for income taxes                                                   0
                                                                       -------
    Net Loss                                                           $(1,000)
                                                                       =======



           See accountants' report and notes to financial statements.

                              DOUBLE E CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FROM INCEPTION, OCTOBER 4, 2001 TO DECEMBER 31, 2001


                                                                                                  Deficit
                                                                                               Accumulated
                                                                 Common Stock                     During
                                                               -----------------    Paid-in    Development
                                                Date           Shares     Amount    Capital       Stage
                                                ----           ------     ------    -------    ------------
Issuance of common stock for services     December 23, 2001    100,000     $ 100     $ 900
Net loss                                                                                         ($1,000)
                                                               -------     -----     -----       -------
Balance, December 31, 2001                                     100,000     $ 100     $ 900       ($1,000)
                                                               =======     =====     =====       =======



           See accountants' report and notes to financial statements.

                  DOUBLE E CORPORATION AVONDALE CAPITAL I CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
              FROM INCEPTION, OCTOBER 4, 2001 TO DECEMBER 31, 2001


Cash flows from operating activities
   Net loss                                                            $(1,000)
Adjustments to reconcile net income to net cash
   provided by operating activities:

     Noncash compensation                                                1,000
                                                                       -------

     Net cash provided by operating activities                         $     0

Cash flows from investing activities                                         0

Cash flows from financing activities                                         0
                                                                       -------

Net increase in cash and cash equivalents                              $     0

Cash and cash equivalents at beginning of period                             0
                                                                       -------

Cash and cash equivalents at end of period                             $     0
                                                                       =======

Noncash investing and financing activities:
Common stock totaling 100,000 shares was issued to a related party for services valued at $1000.


           See accountants' report and notes to financial statements.

                              DOUBLE E CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Double E Corporation (the "Company"), a development stage company, was incorporated on October 4, 2001 under the laws of the State of Nevada, to develop itself through registration under the Securities Act of 1934 and, as a reporting company, actively seek to purchase, merge or otherwise combine with other active businesses.

BASIS OF ACCOUNTING

The Company prepares its financial statements using the accrual basis of accounting. All revenues are recognized when earned and all expenses recognized when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the cash flow statement, the Company recognizes all highly liquid debt instruments with a maturity of three months or less to be a cash equivalent.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amounts reported and contingent liabilities disclosed in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates and such differences may be material to the financial statements.

INCOME TAXES

Deferred income taxes are provided on temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws. At December 31, 2001, the Company has a net deferred tax asset related to a net operating loss carryforward incurred from inception, October 4, 2001 to December 31, 2001. Such deferred tax asset, incurred during the Company's development stage, are immaterial and therefore not reflected in these financial statements.

NOTE B - RELATED PARTY TRANSACTIONS

In December, 2001, the Company issued 100,000 shares of its common stock to a member of the Board of Directors in exchange for consulting services valued at $1000.

                               Part III - Exhibits

ITEM 1. INDEX TO EXHIBITS


        EXHIBIT 2 - CHARTER, ORGANIZATIONAL MINUTES, ARTICLES OF INCORPORATION AND BY-LAWS -


        EXHIBIT 11 - CONSENTS - TO BE FILED WITH AMENDMENTS